UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 10, 2009 (February 9, 2009)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement
     Strategic Investment
     On February 9, 2009, Magellan Petroleum Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Young Energy Prize S.A., (“YEP”) a Luxembourg corporation (“YEP” or the “Investor”), under which the Company has agreed to sell, and the Investor has agreed to purchase, 8,695,652 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $1.15 per share, or an aggregate of $10,000,000. As described below, the closing of the investment transaction (the “Investment Transaction”) under the Purchase Agreement (the “Closing”) is subject to receipt of shareholder approval of the investment and an amendment to the Company’s certification of incorporation, as well as other customary closing conditions. YEP may make its investment in part through YEP 1 SIF-SICAV (“YEP 1”), a specialized investment fund based in Luxembourg. The Company expects the Closing to occur within 90 days.
     In addition, the Company has agreed at Closing to enter into a warrant agreement (the “Warrant Agreement”) pursuant to which the Company will issue a five-year warrant (the “Warrant”) to YEP entitling YEP to purchase an additional 4,347,826 shares of the Company’s Common Stock through warrant exercise (the “Warrant Shares”). The Warrant will have a term of five years and an exercise price of $1.20 per Warrant Share, subject to certain adjustments.
     The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. Effective on the Closing, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company will grant to the Investor certain registration rights with respect to the Shares, and the Warrant Shares after the Closing.
     A copy of the Company’s February 10, 2009 press release announcing the Investment Transaction is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K. Each of the material agreements relating to this transaction is summarized below. The summaries below do not purport to be complete and are qualified in their entirety by the full text of the related agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.
     Securities Purchase Agreement
     As described above, on February 9, 2009, the Company and YEP entered into the Purchase Agreement under which the Company has agreed to sell, and the Investor has agreed to purchase, 8,695,652 Shares of the Company’s Common Stock, at a purchase price of $1.15 per share. The Purchase Agreement contains customary representations and warranties, which are in certain cases modified by “materiality” and “knowledge” qualifiers.
     Closing Conditions
     The Purchase Agreement provides that the obligations of the Investor to complete the purchase of the Shares at the Closing is subject to certain conditions (which may be waived by the Investor), including:
(i) that each of the Warrant Agreement and Registration Rights Agreement is in full force and effect;
(ii) that the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required under the Purchase Agreement;
(iii) that the Board of Directors of the Company shall have taken all necessary steps to increase the size of the Board of Directors to seven (7) members and to fill two vacancies created thereby with the Investor’s two designees;
(iv) that the Company has entered into a consulting agreement with J. Thomas Wilson, on mutually agreed upon terms; and
(v) as more fully described below, the required approval of the Company’s shareholders has been obtained at the 2008 annual meeting of shareholders to repeal the per capita voting provisions of Article 12th of the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) effective as of December 31, 2009, and the Company has filed a Certificate of Amendment in Delaware to effect such repeal as of such date.
     Expansion of the Board of Directors
     Under the Company’s existing Amended and Restated By-Laws, dated as of April 18, 2007 (the “Bylaws”), the Board consists of five (5) members, but such number may be altered from time to time by an amendment to the Bylaws. Under the Purchase Agreement, the Company has agreed that the Company’s Board of Directors will be expanded to consist of seven (7) members, two of whom will be designated by the Investor.
     For further information, see the disclosures under the headings “Changes to Our Bylaws” under Item 5.03 below and “Expansion of our Board of Directors,” under Item 5.02 below, which are both hereby incorporated herein by reference.
     Changes to the Restated Certificate
     Under the Purchase Agreement, the Company has agreed to seek shareholder approval to update its Restated Certificate to improve the corporate governance at the Company in several respects. Specifically, the Company has agreed to seek shareholder approval to: (1) repeal the “per capita” voting requirements of Article 12th of the Restated Certificate, thereby providing that the Company will have the same one-share, one-vote rule followed by most U.S. public corporations, and (2) repeal Article 13th of the Restated Certificate, which generally requires that certain business combinations with interested shareholders within a prescribed 3-year time period after a person becomes an interested shareholder must be approved by a 66 2/3rd % super-majority vote of the shares of the Company’s Common Stock and a 66 2/3rd % vote of the

Company’s shareholders, subject to certain exceptions.
     Both of these amendments if approved by the Company’s shareholders in accordance with the requirements of Delaware law and the Restated Certificate will be made effective as of December 31, 2009. YEP’s obligation to complete the planned Investment Transaction at the Closing is conditioned on obtaining an affirmative shareholder vote to repeal the per capita voting provisions of Article 12th and Article 14th, but is not conditioned on an affirmative shareholder vote to repeal Article 13th.
     Other Provisions
     The Purchase Agreement contains a standstill provision providing that the Investor will not purchase or otherwise acquire any beneficial interest in any equity securities of the Company (other than future sales directly by the Company to the Investor) for a period of one year from the date of the Purchase Agreement, without the consent of the Company. The Company has agreed to indemnify the Investor (and certain related “Investor Parties” as defined in the Purchase Agreement) for all liabilities, losses or damages as a result of or relating to any breach of any representations, warranties, covenants or agreements made by the Company in the Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement.
     The Purchase Agreement may be terminated at any time prior to the Closing only as follows:
•	by the Investor or the Company, if the Closing has not occurred by April 30, 2009, provided that the right to terminate shall not be available to either party whose failure to perform its obligations under the Purchase Agreement is the primary cause of the failure of the Closing to have occurred by such date;

•	by the Investor, if the Company’s Board of Directors fails to recommend that the Company’s shareholders vote for the issuance and sale of the Shares and the repeal of the “per capita” voting provisions of the Company’s Restated Certificate, or rescind any such recommendations once made;

•	by the Investor or the Company, if the Company’s shareholders do not vote at a shareholder meeting to approve the issuance and sale of the Shares and the repeal of the “per capita” voting provisions of the Company’s Restated Certificate;

•	at any time by mutual agreement of the Company and the Investor; or

•	by either the Company or the Investor, if there has been a material breach of any representation, warranty, or covenant or obligation, of the other party contained in the Purchase Agreement, which has not been cured within 15 days after notice thereof.
     The Company has agreed to pay to the Investor a termination fee in the amount of $715,880 in the event that the Purchase Agreement is terminated due to (i) the failure of the Company’s Board of Directors to recommend the Investment Transaction to shareholders or rescission of such recommendation, or (ii) a material breach of the Purchase Agreement by the

Company, where the Investor demonstrates that the breach giving rise to such termination right was the result of a knowing and intentional misrepresentation by the Company made with the specific intent to mislead the Investor. In the event that the Agreement is terminated because of the failure to obtain the affirmative vote of the Company’s shareholders to approve the issuance and sale of the Shares and the repeal of the “per capita” voting provisions of the Company’s Restated Certificate, the Company will pay the Investor a termination fee of $238,626.
     Upon the Closing, or if the Purchase Agreement is terminated under the circumstances set forth above triggering the $715,880 payment or if the Purchase Agreement is terminated because of a failure by the Company to satisfy certain conditions specified in the Purchase Agreement, then the Company shall generally be required to reimburse the Investor for its out-of-pocket expenses incurred in connection with the Investment Transaction, up to $450,000, less amounts previously reimbursed to the Investor.
     A copy of the Purchase Agreement dated February 9, 2009 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Warrant Agreement and Registration Rights Agreement
     The disclosure required by Item 1.01 in connection with the Registration Rights Agreement and the Warrant Agreement is included in Item 3.02 below and is hereby incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     Private Placement of Securities
     As set forth above, pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Investor at the Closing, 8,695,652 Shares of Common Stock. In addition, the Company has agreed at Closing to issue a stock purchase warrant (the “Warrant”) to YEP entitling YEP to purchase the 4,347,826 Warrant Shares of the Company’s Common Stock through warrant exercise at a per share price of $1.20.
     The Investor has represented that it is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the applicable federal and state registration requirements. The Company has relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the purposes of the transaction.
     Warrant Agreement
     Effective at the Closing, the Company will enter into a Warrant Agreement with the Investor, pursuant to which the Investor will be entitled to acquire the additional Warrant Shares as set forth above. The Warrant will have a term of five years. The Warrant contains customary anti-dilution provisions and other adjustments that may have the effect of reducing the Warrant exercise price and/or increasing the number of Warrant Shares. In addition, the Warrant contains a “minimum price” adjustment provision that will be triggered if, at any time during the five-year term of the Warrant, the Company sells or otherwise issues additional shares of its Common Stock (or options, warrants or other convertible securities related to its Common Stock) for a consideration per share of less than $1.15, then the Company must reduce the Warrant exercise price and/or increase the number of Warrant Shares; provided, however, that certain issuances of stock, options or convertible securities by the Company are deemed “excluded issuances” which will not trigger the adjustments. The Warrant also contains a “net issuance exercise” provision, which permits the Investor to exercise its Warrant and acquire some or all of the Warrant Shares, and pay the related warrant exercise price to the Company by delivering a “net issue election notice.” If the Investor delivers a net issue election notice, the Company will deduct from the Warrant Shares delivered to the Investor, that number of Warrant Shares having a market value equal to the aggregate exercise price owed to the Company.
     Registration Rights Agreement
     Effective at the Closing, the Company will enter into the Registration Rights Agreement with the Investor, pursuant to which the Company grants the Investor certain registration rights with respect to the Shares and the Warrant Shares. The Company has agreed to pay all expenses associated with the registration of the Shares and the Warrant Shares, including the fees and expenses of counsel to the Investor. The Company has also agreed to indemnify the Investor, and its officers, directors, members, investor, employees and agents, each other person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations.
     Additional information regarding the Shares, the Warrant and the Investment Transaction is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
     The Form of the Warrant Agreement and the Form of the Registration Rights Agreement are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Expansion of Our Board of Directors
     As described above, under the Purchase Agreement, the Company has agreed that the Company’s Board of Directors will be expanded to consist of seven (7) members, and YEP will designate two members to join the Company’s Board of

Directors, effective upon the closing of the Investment Transaction.
     YEP has advised the Company that its two designees are Nikolay V. Bogachev and J. Thomas Wilson. Nikolay V. Bogachev serves as Chairman of the Board and Chief Executive Officer of YEP, which he founded in 2007. He has been actively involved in the restructuring and financing of companies in the energy sector. He developed the Khantiy Mantsisk Oil Company (KMOC) which was purchased by Marathon Oil Company. He was the developer of Tambeyskoye, a major gas field located in Northwest Siberia, which was purchased by Gazprom-affiliated companies. He has partnered with major oil companies (Repsol YPF, Shell and Petro-Canada) and has broad experience in the Middle East and Africa.
     Mr. Wilson is First Vice President of YEP and a Member of the YEP 1 Investment Advisory Board. He is a veteran in the energy sector with a strong geology and business development background. Most recently, Mr. Wilson worked actively, assisting Mr. Bogachev, in building value for KMOC in Moscow. This work was done in partnership with Enterprise Oil (now Shell) and Marathon Oil. Mr. Wilson was also actively involved with developing Tambeyneftegas, possibly the first Russian LNG liquefaction project, ultimately sold to Gazprom. Earlier, he was a principal in development of new projects for Andeman International in Denver, led new international strategy and development for Apache Corporation there, and was a Project Manager for Shell Oil.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Amendments to Our Restated Certificate
     Under the Purchase Agreement, the Company has agreed to seek shareholder approval to update its Restated Certificate to improve the corporate governance at the Company in several respects. Specifically, the Company has agreed to seek shareholder approval to: (1) repeal the “per capita” voting requirements of Article 12th of the Restated Certificate, thereby providing that the Company will have the same one-share, one-vote rule followed by most U.S. public corporations, and (2) repeal Article 13th of the Restated Certificate, which generally requires that certain business combinations with interested shareholders within a prescribed 3-year time period after a person becomes an interested shareholder must be approved by a 66 2/3rd % super-majority vote of the shares of the Company’s Common Stock and a 66 2/3rd % vote of the Company’s shareholders, subject to certain exceptions.
     Both of these amendments if approved by the Company’s shareholders in accordance with the requirements of Delaware law and the Restated Certificate will be made effective as of December 31, 2009. YEP’s obligation to complete the Investment Transaction at the Closing is conditioned on obtaining an affirmative shareholder vote to repeal the per capita voting provisions of Article 12th and Article 14th, but is not conditioned on the Company’s obtaining an affirmative shareholder vote to repeal Article 13th.
     The Company intends to file its proxy materials related to the Company’s 2008 Annual Meeting of Stockholders in the near future and will describe the proposal to repeal the “per capita” voting requirements of Article 12th of the Restated Certificate and the proposal to repeal Article 13th of the Restated Certificate in its proxy materials, in accordance with the disclosure requirements of Schedule 14A and the proxy rules of the SEC.
     Changes to Our Bylaws
     Expansion of Our Board of Directors
     As described above, under the Purchase Agreement, the Company has agreed that the Company’s Board of Directors will be expanded to consist of seven (7) members, and YEP will designate two additional members to join the Company’s Board of Directors, effective as of the Closing date of the Investment Transaction.
     In order to make these additions to the Board, the Board will, on or before the Closing date, take action pursuant to the Bylaws to increase the size of the Board to seven (7) members and to elect, as of the closing date of the Investment Transaction, YEP’s designees to the Board. However, these Bylaw amendments will not be made unless the Investment Transaction with the Investor contemplated by the Purchase Agreement is consummated.
     Amendment of the Bylaws to Repeal the Per Capita Voting Provisions Thereof
     In addition to the changes to the Restated Certificate related to the per capita voting requirements, there are several per capita voting provisions in our Bylaws that implement the per capita voting requirements of Article 12th of the Restated Certificate. These provisions relate to voting at shareholder meetings, removal of directors and amendments to the Bylaws.
     Following receipt of the requisite shareholder approvals at the 2008 Annual Meeting, the Board will take action pursuant to the Bylaws, on or before the Closing date, to amend the Bylaws to repeal these provisions from the Bylaws, effective as of December 31, 2009.
Item 8.01 Other Events
     Company Press Release
     On February 10, 2009, the Company issued a press release announcing the execution of the Purchase Agreement with the Investor. A copy of the Company’s press release is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.
     Consulting Agreement with J. Thomas Wilson
     In connection with the execution of the Purchase Agreement with the Investor, as described in Item 1.01 above, the Company has agreed to enter into a consulting agreement with J. Thomas Wilson, an independent oil and gas consultant. Mr. Wilson currently serves as First Vice President of the Investor, and has been designated by the Investor as one of its designees to join the Company’s Board of Directors upon the Closing of the Investment Transaction under the Purchase Agreement.
     The Company and Mr. Wilson have agreed to the following terms of his consulting for the Company, which will be for three years from the date of the Closing provided that the Closing of the Investment Transaction takes place:
•	Mr. Wilson will provide management and geologic expertise and experience in support of the principal activities of the senior management of the Company, on an “as needed” non-substantial periodic basis;

•	Mr. Wilson will also be available to support special projects of the Company and to devote substantial amounts of time to such special projects;

•	other than reimbursement of Mr. Wilson’s reasonable out of pocket expenses in rendering such services, Mr. Wilson shall not receive cash compensation for his non-substantial periodic services. In the event that the Company requests Mr. Wilson to perform substantial services devoted to special projects, Mr. Wilson shall receive cash compensation of $1,000 per day for such services; and

•	Mr. Wilson has been granted, as of February 2, 2009, non-qualified stock options to purchase 387,500 shares of the Company’s Common Stock at an exercise price of $1.20 per share; of which options to acquire 262,500 shares will vest ratably based on the continued consulting services of Mr. Wilson over a three-year period and 125,000 shares will vest based on the same performance criteria as apply to the options granted by the Company to Mr. Hastings on December 11, 2008 (as described above).
     Mr. Wilson’s option awards are expressly conditioned upon, and will only take effect, if the Company’s shareholders approve an amendment and restatement of the Stock Incentive Plan at the Company’s 2008 Annual Meeting of Shareholders and if the Investment Transaction with the Investor contemplated by the Purchase Agreement is consummated, as described above.
     The Company and Mr. Wilson intend to enter into a formal, written consulting agreement and definitive option award agreements as of the Closing under the Purchase Agreement and copies of such agreements will be filed by the Company as exhibits to a subsequent current or periodic report under the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

4.1	Form of Warrant Agreement.

4.2	Form of Registration Rights Agreement.

10.1	Securities Purchase Agreement between the Company and Young Energy Prize S.A., dated February 9, 2009.

99.1	Company press release dated February 10, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
	Name:	Daniel J. Samela
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: February 10, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant Agreement.

4.2	Form of Registration Rights Agreement.

10.1	Securities Purchase Agreement between the Company and Young Energy Prize S.A., dated February 9, 2009.

99.1	Company press release dated February 10, 2009.